EXHIBIT 99.1

Republic Announces First Quarter Net Income from Continuing Operations of $9.8 Million and an 18% Increase in Second Quarter Dividend

April 21, 2006

Contact: Kevin Sipes

Executive Vice President & CFO

Louisville, KY – Republic Bancorp, Inc. (Republic or the Company) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank & Trust Company of Indiana, today announced an 18% increase in the Company’s second quarter cash dividend. The dividend of $0.099 per share on Class A Common Stock and $0.09 per share on Class B Common Stock will be payable July 21, 2006 to shareholders of record as of June 16, 2006. “We are excited that we can once again increase the cash return to our shareholders through a higher dividend payout. The Board of Director’s approval of an increased dividend displays their confidence in the long-term outlook for the Company,” commented Steve Trager, President & CEO for Republic.

The Company also announced its first quarter operating results. Net income from continuing operations was $9.8 million for the quarter with diluted earnings per Class A Common Stock from continuing operations of $0.49. This compares to net income from continuing operations of $11.8 million and diluted earnings per share from continuing operations of $0.57 for the same period in 2005. Return on average assets (“ROA”) and return on average equity (“ROE”) from continuing operations both remained very good for the quarter at 1.43% and 17.92%, respectively. Earnings from discontinued operations during the first quarter of 2006 and 2005 are comprised solely of the Company’s deferred deposit business segment, from which the Company predominantly exited in the first quarter of 2006.

The first quarter of 2006 saw the completion of another successful year in the tax business for Republic, generating segment net income of $5 million. While this represented a decrease compared to the same period in 2005, the decline was attributable to a decrease in Electronic Refund Check (“ERC”) volume, an increase in the segment’s cost of funding and an increase in estimated losses within the Refund Anticipation Loan (“RAL”) portfolio. “While we fell short of our earnings goal for the first quarter, we experienced a great deal of operational success during our busiest time of the year. Tax Refund Solutions processed a record dollar amount of RAL volume during the quarter, while successfully completing a large securitization of the RAL portfolio. With the successful completion of the RAL securitization, we now have a funding vehicle which makes us well-positioned to dramatically grow the tax business in the future,” Steve Trager further commented.

While total net interest income declined $4.3 million for the first quarter of 2006 due to the securitization of the RAL portfolio and the exit from the deferred deposit business, net interest income within the traditional “Banking” segment increased $1.6 million or 9% compared to the first quarter of 2005. The increase in net interest income from the Banking segment was driven by growth in the loan portfolio, particularly the residential real estate portfolio. Residential real estate loans increased $188 million from March 31, 2005, while commercial real estate loans increased $67 million during the same time period. “As with many financial institutions, managing the flattening yield curve continues to be our greatest challenge. Our lending sales staff continues to do a great job of growing our loan portfolio, allowing us to overcome the financial effect of the decline in our net interest margin within our Banking segment,” Steve Trager further commented.

Non interest income increased $1.1 million or 10% for the first quarter of 2006 compared to the same period in 2005. Net gain on sale of RALs totaled $2 million for the quarter, while deposit fee income increased $851,000 or 26% compared to the first quarter of 2005. The increase in deposit fee income resulted from growth in the Company’s retail checking account base, which surpassed 66,000 accounts at March 31, 2006. “With customer service second to none and the best checking account products offered, we continue to make great strides in our efforts to take retail market share from the mega-bank competitors in our local markets,” commented Scott Trager, President of Republic Bank & Trust Company.

Overall asset quality remained very good during the first quarter of 2006. The Company’s percentage of non-performing loans to total loans was a strong 0.28% at quarter end. In addition, net charge-offs as a percent of average loans within the traditional Banking segment was 0.05%. The continued positive factors comprising Republic’s overall asset quality led to a provision for loan losses of only $447,000 for the first quarter of 2006 in the Company’s Banking segment.

Steve Trager concluded, “Obviously 2006 is going to be a very challenging year for the banking industry and Republic. Rising interest rates and a flattening yield curve will likely slow down the housing market, which has driven the American economy for the past several years. We remain steadfast in our goal, however, to continue to grow long-term shareholder value and not to manage the Company for short-term, quarter over quarter gains. Given our success in traditional Banking, we expect to focus on expanding our footprint to reach more clients in 2006. As part of this long-term strategy, we opened a loan production office in Northern Kentucky during January 2006, with plans to transition the new location to a full service banking center later in the year. The Company also has plans to open a loan production office in Tampa, Florida during the second quarter of 2006 with the goal to achieve a full-service banking presence there by next year. We continue to thank all of our shareholders for your support and ask that you continue to refer your family and friends to Republic for their banking needs. We have a great bank product for just about everyone.”

Republic Bancorp, Inc. (Republic), has 34 banking centers, and is the parent company of: Republic Bank & Trust Company with 32 banking centers in eight Kentucky communities – Bowling Green, Elizabethtown, Frankfort, Georgetown, Lexington, Louisville, Owensboro, and Shelbyville and Republic Bank & Trust Company of Indiana with two banking centers in Jeffersonville and New Albany, Indiana. Republic Bank & Trust Company operates a loan production office in Fort Wright, Kentucky, two Republic Finance offices in Louisville, as well as Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic Bank offers internet banking at www.republicbank.com. Republic has $2.7 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ National Market System.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2005 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

First Quarter 2006 Earnings Release

(all amounts other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

Balance Sheet Data

	Mar. 31, 2006	Dec. 31, 2005
Assets:
Cash and cash equivalents	$74,952	$77,169
Securities available for sale	398,764	447,865
Securities to be held to maturity	63,847	64,298
Mortgage loans held for sale	6,756	6,582
Loans	2,110,212	2,060,656
Allowance for loan losses	(11,023)	(11,009)
Federal Home Loan Bank stock	21,905	21,595
Other assets	75,252	68,400
Total assets	$2,740,665	$2,735,556

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$300,142	$286,484
Interest-bearing deposits	1,336,253	1,316,081
Total deposits	1,636,395	1,602,565

Securities sold under agreements to repurchase and other short-term borrowings	314,671	292,259
Federal Home Loan Bank borrowings	494,513	561,133
Subordinated note	41,240	41,240
Other liabilities	31,766	24,785
Total liabilities	2,518,585	2,521,982

Stockholders’ equity	222,080	213,574
Total liabilities and Stockholders’ equity	$2,740,665	$2,735,556

Average Balance Sheet Data

	Three Months Ended March 31,
	2006	2005
Assets:
Federal funds sold and other	$5,713	$91,970
Investment securities, including FHLB stock	524,139	560,389
Loans and fees, including loans held for sale	2,106,948	1,865,316
Total earning assets	2,636,800	2,517,675
Total assets	2,750,663	2,647,707

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$302,954	$311,824
Interest-bearing deposits	1,318,936	1,238,162
Securities sold under agreements to repurchase and other short-term borrowings	329,233	387,046
Federal Home Loan Bank borrowings	507,274	484,262
Subordinated note	41,240	—
Total interest-bearing liabilities	2,196,683	2,109,470
Stockholders’ equity	219,847	201,602

Republic Bancorp, Inc. Financial Information

Income Statement Data

	Three Months Ended March 31,
	2006	2005

Total interest income*	$43,768	$40,148
Total interest expense	19,004	13,653
Net interest income	24,764	26,495

Provision for loan losses	1,330	1,590

Service charges on deposit accounts	4,113	3,262
Electronic refund check fees	3,428	4,995
Net gain on sale of refund anticipation loans	2,014	—
Mortgage banking income	455	626
Title insurance commissions	292	350
Other	1,121	1,112
Total non interest income	11,423	10,345

Salaries and employee benefits	11,368	9,535
Occupancy and equipment, net	3,723	3,356
Communication and transportation	707	870
Marketing and development	580	531
Other	3,463	2,963
Total non interest expenses	19,841	17,255

Income from continuing operations before income tax expense	15,016	17,995
Income tax expense from continuing operations	5,169	6,210

Income from continuing operations before discontinued operations(1)	9,847	11,785

Income (loss) from discontinued operations before income tax expense	(174)	2,341
Income tax expense (benefit) from discontinued operations	(60)	808

Income from discontinued operations, net of tax	(114)	1,533

Net income	$9,733	$13,318

* -  The amount of loan fee income included in interest income from continuing operations was $5.1 million and $8.8 million for the three months ended March 31, 2006 and 2005. The amount of loan fee income included in interest income from discontinued operations was $507,000 and $3.3 million for the three months ended March 31, 2006 and 2005.

	Three Months Ended March 31,
	2006	2005
Per Share Data(2):
Basic average shares outstanding	19,483	19,838
Diluted average shares outstanding	20,022	20,723

End of period shares outstanding:
Class A Common Stock	17,264	17,589
Class B Common Stock	2,247	2,256

Book value per share	$11.38	$10.37

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.51	0.59
Basic earnings per Class B Common Stock	0.50	0.59
Diluted earnings per Class A Common Stock	0.49	0.57
Diluted earnings per Class B Common Stock	0.49	0.56

Earnings per share from discontinued operations(1):
Basic earnings per Class A Common Stock	(0.01)	0.08
Basic earnings per Class B Common Stock	(0.01)	0.07
Diluted earnings per Class A Common Stock	(0.01)	0.07
Diluted earnings per Class B Common Stock	(0.01)	0.07

Earnings per share:
Basic earnings per Class A Common Stock	0.50	0.67
Basic earnings per Class B Common Stock	0.49	0.67
Diluted earnings per Class A Common Stock	0.49	0.64
Diluted earnings per Class B Common Stock	0.48	0.64

Cash dividends declared per share:
Class A Common Stock	0.084	0.070
Class B Common Stock	0.076	0.064

Performance Ratios:
Return on average assets (ROA) from continuing operations	1.43%	1.82%
Return on average assets	1.42%	2.01%
Return on average equity (ROE) from continuing operations	17.92	23.80
Return on average equity	17.71	26.42
Efficiency ratio from continuing operations(3)	55	47
Efficiency ratio(3)	57	45

Yield on average earning assets from continuing operations	6.65	6.45
Yield on total average earning assets	6.72	6.90

Cost of interest-bearing liabilities from continuing operations	3.46	2.62
Cost of total interest-bearing liabilities	3.47	2.62

Net interest spread from continuing operations	3.19	3.83
Net interest spread	3.25	4.28

Net interest margin from continuing operations	3.76	4.26
Net interest margin	3.83	4.70

Asset Quality Ratios:
Loans on non-accrual status	5,530	6,659
Loans past due 90 days or more and still on accrual	470	162
Total non-performing loans	6,000	6,821
Other real estate owned	499	180
Total non-performing assets	6,499	7,001
Non-performing loans to total loans	0.28%	0.37%
Allowance for loan losses to total loans	0.52	0.74
Allowance for loan losses to non-performing loans	184	203
Net loan charge-offs to average loans from continuing operations	0.13	0.34
Delinquent loans to total loans(4)	0.37	0.42

Other Information:
End of period full-time equivalent employees	662	641
Number of bank offices (including LPO’s)	37	35

Republic Bancorp, Inc. Financial Information

Balance Sheet Data

	Quarterly Comparison
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Assets:
Cash and cash equivalents	$74,952	$77,169	$87,810	$75,879	$197,252
Securities available for sale	398,764	447,865	391,641	419,057	437,897
Securities to be held to maturity	63,847	64,298	64,157	70,110	79,059
Mortgage loans held for sale	6,756	6,582	15,616	9,359	11,094
Loans	2,110,212	2,060,656	1,966,140	1,947,392	1,857,250
Allowance for loan losses	(11,023)	(11,009)	(11,123)	(13,382)	(13,821)
Federal Home Loan Bank stock	21,905	21,595	21,336	21,083	20,538
Other assets	75,252	68,400	67,750	64,905	66,017
Total assets	$2,740,665	$2,735,556	$2,603,327	$2,594,403	$2,655,286

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$300,142	$286,484	$284,870	$281,520	$304,424
Interest-bearing deposits	1,336,253	1,316,081	1,273,707	1,218,244	1,270,218
Total deposits	1,636,395	1,602,565	1,558,577	1,499,764	1,574,642

Securities sold under agreements to repurchase and other short-term borrowings	314,671	292,259	281,562	337,460	370,915
Federal Home Loan Bank borrowings	494,513	561,133	483,673	517,805	474,036
Subordinated note	41,240	41,240	41,240	—	—
Other liabilities	31,766	24,785	24,354	25,948	29,840
Total liabilities	2,518,585	2,521,982	2,389,406	2,380,977	2,449,433

Stockholders’ equity	222,080	213,574	213,921	213,426	205,853
Total liabilities and Stockholders’ equity	$2,740,665	$2,735,556	$2,603,327	$2,594,403	$2,655,286

Average Balance Sheet Data

	Quarterly Comparison
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005
Assets:
Federal funds sold and other	$5,713	$18,038	$38,226	$51,505	$91,970
Investment securities, including FHLB stock	524,139	546,791	507,848	535,446	560,389
Loans and fees, including loans held for sale	2,106,948	2,024,603	1,959,910	1,905,158	1,865,316
Total earning assets	2,636,800	2,589,432	2,505,984	2,492,109	2,517,675
Total assets	2,750,663	2,704,923	2,618,525	2,611,814	2,647,707

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$302,954	$280,105	$281,033	$289,588	$311,824
Interest-bearing deposits	1,318,936	1,273,315	1,242,219	1,235,531	1,238,162
Securities sold under agreements to repurchase and other short-term borrowings	329,233	339,405	336,302	372,348	387,046
Federal Home Loan Bank borrowings	507,274	532,457	498,109	477,567	484,262
Subordinated note	41,240	41,240	20,620	—	—
Total interest-bearing liabilities	2,196,683	2,186,417	2,097,250	2,085,446	2,109,470
Stockholders’ equity	219,847	214,674	215,699	211,217	201,602

Republic Bancorp, Inc. Financial Information

Income Statement Data

	Quarterly Comparison
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005

Total interest income	$43,768	$37,681	$35,183	$33,402	$40,148
Total interest expense	19,004	18,248	16,096	14,435	13,653
Net interest income	24,764	19,433	19,087	18,967	26,495

Provision for loan losses	1,330	(83)	(300)	(867)	1,590

Service charges on deposit accounts	4,113	4,319	4,142	3,793	3,262
Electronic refund check fees	3,428	178	77	833	4,995
Net gain on sale of refund anticipation loans	2,014	—	—	—	—
Mortgage banking income	455	602	797	726	626
Title insurance commissions	292	490	481	435	350
Other	1,121	1,088	1,060	1,106	1,112
Total non interest income	11,423	6,677	6,557	6,893	10,345

Salaries and employee benefits	11,368	8,603	9,163	9,430	9,535
Occupancy and equipment, net	3,723	3,605	3,361	3,332	3,356
Communication and transportation	707	835	662	633	870
Marketing and development	580	808	637	513	531
Other	3,463	3,376	3,379	2,920	2,963
Total non interest expenses	19,841	17,227	17,202	16,828	17,255

Income from continuing operations before income tax expense	15,016	8,966	8,742	9,899	17,995

Income tax expense from continuing operations	5,169	3,031	2,965	3,318	6,210

Income from continuing operations before discontinued operations(1)	9,847	5,935	5,777	6,581	11,785

Income (loss) from discontinued operations before income tax expense	(174)	(282)	3,445	2,057	2,341

Income tax expense (benefit) from discontinued operations	(60)	(100)	1,172	694	808

Income from discontinued operations, net of tax	(114)	(182)	2,273	1,363	1,533

Net income	$9,733	$5,753	$8,050	$7,944	$13,318

	Four Quarter Comparison
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Per Share Data(2):
Basic average shares outstanding	19,483	19,467	19,780	19,842
Diluted average shares outstanding	20,022	20,212	20,564	20,652

End of period shares outstanding:
Class A Common Stock	17,264	17,188	17,354	17,597
Class B Common Stock	2,247	2,249	2,252	2,253

Book value per share	$11.38	$10.99	$10.91	$10.75

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.51	0.31	0.29	0.33
Basic earnings per Class B Common Stock	0.50	0.30	0.29	0.32
Diluted earnings per Class A Common Stock	0.49	0.29	0.28	0.32
Diluted earnings per Class B Common Stock	0.49	0.29	0.27	0.31

Earnings per share from discontinued operations(1):
Basic earnings per Class A Common Stock	(0.01)	(0.01)	0.12	0.07
Basic earnings per Class B Common Stock	(0.01)	(0.02)	0.11	0.06
Diluted earnings per Class A Common Stock	(0.01)	(0.01)	0.11	0.07
Diluted earnings per Class B Common Stock	(0.01)	(0.02)	0.10	0.06

Earnings per share:
Basic earnings per Class A Common Stock	0.50	0.30	0.41	0.40
Basic earnings per Class B Common Stock	0.49	0.29	0.40	0.39
Diluted earnings per Class A Common Stock	0.49	0.29	0.39	0.38
Diluted earnings per Class B Common Stock	0.48	0.28	0.39	0.38

Cash dividends declared per share:
Class A Common Stock	0.084	0.084	0.084	0.084
Class B Common Stock	0.076	0.076	0.076	0.076

Performance Ratios:
Return on average assets (ROA) from continuing operations	1.43%	0.88%	1.19%	1.03%
Return on average assets	1.42%	0.85%	1.23%	1.22%
Return on average equity (ROE) from continuing operations	17.92	11.08	10.74	12.68
Return on average equity	17.71	10.72	14.93	15.04
Efficiency ratio from continuing operations(3)	55	66	67	65
Efficiency ratio(3)	57	66	65	59

Yield on average earning assets from continuing operations	6.65	5.84	5.65	5.43
Yield on total average earning assets	6.72	5.96	5.90	5.89

Cost of interest-bearing liabilities from continuing operations	3.46	3.35	3.09	2.81
Cost of total interest-bearing liabilities	3.47	3.35	3.09	2.81

Net interest spread from continuing operations	3.19	2.49	2.56	2.62
Net interest spread	3.25	2.61	2.81	3.08

Net interest margin from continuing operations	3.76	3.01	3.06	3.08
Net interest margin	3.83	3.13	3.31	3.54

Asset Quality Data:
Loans on non-accrual status	5,530	5,725	6,661	6,546
Loans past due 90 days or more and still on accrual	470	295	2,484	216
Total non-performing loans	6,000	6,020	9,145	6,762
Other real estate owned	499	452	94	199
Total non-performing assets	6,499	6,472	9,239	6,961
Non-perfoming loans to total loans	0.28%	0.29%	0.47%	0.35%
Allowance for loan losses to total loans	0.52	0.53	0.57	0.69
Allowance for loan losses to non-performing loans	184	183	122	198
Net loan charge-offs to average loans from continuing operations	0.13	0.07	(0.07)	0.05
Delinquent loans to total loans(4)	0.37	0.35	0.54	0.58

Other Information:
End of period full-time equivalent employees	662	678	667	649
Number of bank offices (including LPO’s)	37	37	36	35

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between (I) Banking operations, (II) Mortgage banking operations, (III) Tax Refund Solutions and (IV) Discontinued Operations (“Deferred Deposits” or “Payday Loans”). The Company predominantly exited the deferred deposit business during the first quarter of 2006, therefore segment operations are presented as discontinued operations. Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; RAL fees, ERC fees and Net gain on the sale of RALs provide the majority of the revenue from tax refund services; and fees for providing deferred deposits or payday loans have historically represented the primary revenue source for the deferred deposit segment. All Company segments are domestic. Segment information for the three months ended March 31, 2006 and 2005 follows:

	Three Months Ended March 31, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations(1)	Total Consolidated

Net interest income	$19,507	$5,211	$46	$24,764	$481	$25,245
Provision for loan losses	447	883	—	1,330	(293)	1,037
Electronic Refund Check fees	—	3,428	—	3,428	—	3,428
Net gain on sale of RALs	—	2,014	—	2,014	—	2,014
Mortgage banking income	—	—	455	455	—	455
Other revenue	5,656	2	(132)	5,526	—	5,526
Income tax expense	2,512	2,600	57	5,169	(60)	5,109
Net income	4,784	4,954	109	9,847	(114)	9,733
Segment assets	2,726,565	7,414	5,596	2,739,575	1,090	2,740,665

	Three Months Ended March 31, 2005
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations(1)	Total Consolidated

Net interest income	$17,955	$8,437	$103	$26,495	$3,092	$29,587
Provision for loan losses	29	1,561	—	1,590	230	1,820
Electronic Refund Check Fees	—	4,995	—	4,995	—	4,995
Mortgage banking income	—	—	626	626	—	626
Other revenue	4,865	43	(184)	4,724	10	4,734
Income tax expense	2,658	3,436	116	6,210	808	7,018
Net income	5,043	6,521	221	11,785	1,533	13,318
Segment assets	2,594,080	3,931	11,103	2,609,114	46,172	2,655,286

Detail of Net gain on sale of refund anticipation loans follows:

(in thousands)	Three Months Ended March 31, 2006

Refund anticipation loan fees on securitized RALs	$4,230
Recourse obligation expense on securitized RALs	(1,608)
Other securitization costs	(608)
Net gain on sale of refund anticipation loans	$2,014

(1) – Represents the Company substantially exiting the payday loan segment of business.

(2) –Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2006.

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income.

(4) – Equals total loans over 30 days past due divided by total loans.